Exhibit 99.1

Consumers Bancorp, Inc. Announces Record Date for Rights Offering
Company Release – March 15, 2013

MINERVA, Ohio, March 15, 2013 – (OTCQB: CBKM) Consumers Bancorp, Inc. (the “Company”) announced today that it has set 5:00 P.M. eastern daylight saving time on March 26, 2013 as the record date for its previously announced shareholder rights offering.

Under the rights offering, the Company is distributing, at no charge, to its shareholders as of 5:00 P.M. eastern daylight saving time on March 26, 2013, proportional rights to purchase additional shares and, subject to availability, shareholders will have the opportunity to purchase shares in excess of their basic subscription rights. The Company may also offer any shares not subscribed for in the rights offering through a subsequent public offering. It is expected that rights certificates will be mailed to shareholders of record shortly after the record date.

The Company intends to use the net proceeds from the rights offering and subsequent public offering, if any, to enhance Consumers National Bank’s overall capital position and for general corporate purposes, which may include, among other things, pursuing strategic opportunities that may be presented to the Company from time to time.

This release does not constitute an offer of securities for sale. A registration statement relating to these securities was filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

You may obtain a written prospectus, when available, for the proposed rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 614 East Lincoln Way, Minerva, OH 44657, Attention: Renee K. Wood, EVP & CFO. You may also obtain a copy of the SEC filings at www.sec.gov, or request a copy of the prospectus by contacting the financial and marketing advisor for the rights offering, Boenning & Scattergood, Inc., at 200 Barr Harbor Drive, Suite 300 West Conshohocken, PA 19428.

About Consumers Bancorp, Inc. and Consumers National Bank

Consumers Bancorp, Inc., a registered bank holding company for Consumers National Bank, is an Ohio corporation headquartered in Minerva, Ohio. Consumers National Bank offers community banking that includes commercial, business and consumer financial services and internet banking from 12 offices in Stark, Columbiana, and Carroll counties in northeastern Ohio. Additional information about Consumers Bancorp, Inc. may be found on the Company’s web site: www.consumersbank.com.

Forward Looking Statements

The information contained in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements included in this discussion speak only as of the date they are made, and, except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause changes from the plans reflected in these forward-looking statements include, but are not limited to: a decision by the Company not to proceed with the offering, whether due to changes in the financial condition, results of operations or prospects of the Company, regulatory developments, or any other reason; or a delay which may cause the Company to change the record date.

Contact Information

For more information, please contact Ralph J. Lober, II, President and Chief Executive Officer, at 1-330-868-7701, extension 1135.